                                                                  EXHIBIT 10.30

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective the 1st day of January, 2003, by and between Horizon Offshore Contractors, Ltd., a Cayman Islands corporation (the "Company"), and James Devine (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company and the Employee are party to that certain Employment Agreement dated as of October 11, 1999, and amended as of July 28, 2001 (the "Original Amendment"), whereby the Company has employed the Employee on the terms and conditions contained therein; and

         WHEREAS, the Company and the Employee desire to amend and restate the Original Agreement as provided herein to reflect a much reduced involvement by the Employee.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. POSITION; DUTIES. On the terms set forth herein, the Employee shall be employed to serve as an advisor to the Company's managing director (the "MD") in connection with the Company's strategic planning, business development and such other matters as the MD may refer to him. The Employee agrees, as and when reasonably requested by the MD, to advise and counsel the MD with respect to such matters. The Company acknowledges and agrees that (a) the Employee is and, for the duration of this Agreement, may be an employee of one or more third parties and that the Employee's employment by the Company hereunder will be seconded to such third-party employment and (b) the Employee shall discharge his duties from outside the United States.

         2. TERM.

         (a) Subject to the provisions for termination as hereinafter provided, the Employee's employment pursuant to the terms of this Agreement shall be for the a fixed and firm period expiring on December 31, 2005 (the "Employment Term").

         (b) Following the Employee ceasing for whatever reason to be an employee of the Company, each party shall have the right to enforce all rights, and shall be bound by all obligations, of such party that are continuing rights and obligations under the terms of this Agreement.

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         (c) During the Employment Term, the Employee's status as an employee will terminate immediately and automatically and this Agreement shall terminate, subject to the provisions of Section 2.0(b), upon the earliest to occur of:

             (i)   the death of the Employee;

             (ii) the giving of notice by the Employee of his intent to terminate this Agreement for any reason, in his sole discretion; or

             (iii) the expiration of the Employment Term.

         3. COMPENSATION.

         (a) In consideration of the services to be rendered by the Employee, the Company shall:

             (i) pay the Employee a salary of $15,000 per annum (the "Salary"), which shall be paid semi-annually in advance, without deductions;

             (ii) on the date of this Agreement, cause to be granted to the
                  Employee, an option (the "Option") to purchase 4,611 shares of the common stock, $1.00 par value per share (the "Common Stock"), of Horizon Offshore, Inc. ("HOFF") under its 2002 Stock Incentive Plan pursuant to a stock option agreement between the Employee and HOFF in the form attached hereto as Exhibit A (the "Stock Option Agreement").

         (b) If this Agreement is terminated pursuant to Sections 2.0(c)(i) or
(ii), the Company shall have no further obligation to pay the Salary to the Employee in accordance with Section 3.0(a)(i) for the remainder of the Employment Term.

         4. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee shall not, during the term of this Agreement or at any time thereafter, unless specifically authorized by the MD, use or disclose to any person or entity, any confidential or secret information with respect to the business or affairs of the Company, or any of its affiliated companies, including any material, non-public information regarding the Company or its affiliated companies, unless (a) such information becomes generally available to the public through no fault of the Employee (and only after it becomes so available), or (b) disclosure by the Employee is required by law, such as in connection with (i) tax or other governmental filings, or (ii) resolution of disputes, if any, between the Employee and the Company. The Employee agrees that all confidential and other information, data and other property prepared, compiled or developed by the Employee on behalf of the Company or its affiliated companies while he is engaged by the Company hereunder shall be the property of the Company. All files and records belonging to the Company in the Employee's possession shall be the property of the Company and shall be returned to the Company upon termination of the Employee's engagement hereunder.

         5. INDEMNITY. The Company shall indemnify the Employee, with respect to all services performed by the Employee pursuant to this Agreement, to fullest extent of that provided by the Company's memorandum and articles of association.

         6. INTEGRATED AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties. This Agreement may be amended or modified at any time in all respects, but only by an instrument in writing executed by the parties hereto.

         7. CHOICE OF LAW. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas of the United States of America applicable to contracts made and to be performed wholly within such State.

         8. SUCCESSORS. This Agreement shall be binding and inure to the benefit of the Company and the Employee and to each of their respective successors and assigns; provided, that the Employee's rights and obligations pursuant to the Stock Option Agreement may be assigned only in accordance with its terms.

         9. ORIGINAL AGREEMENT. From and after the date of this Agreement, the Original Agreement shall be of no further force or effect, however, the Parties acknowledge that the Employee has been employed by the Company since October 11, 1999 and that this Agreement represents a continuation of such employment.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Employment Agreement to be signed themselves or by their duly authorized officers as of the day and year first written above.


                                    HORIZON OFFSHORE CONTRACTORS, LTD.


                                    By:
                                        -----------------------------------
                                        David W. Sharp
                                        Director



                                        -----------------------------------
                                        James Devine

                                    EXHIBIT A


                     STOCK OPTION AGREEMENT FOR THE GRANT OF
                      NON-QUALIFIED STOCK OPTIONS UNDER THE
                             HORIZON OFFSHORE, INC.
                            2002 STOCK INCENTIVE PLAN


         THIS AGREEMENT is entered into by and between Horizon Offshore, Inc., a Delaware corporation (the "Company"), and James Devine (the "Optionee").

         WHEREAS, Optionee is an employee to a subsidiary of the Company and the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by possessing an option to purchase shares of the common stock of the Company, $1.00 par value per share (the "Common Stock"), in accordance with the Horizon Offshore, Inc. 2002 Stock Incentive Plan (the "Plan").

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                                       I.
                                 Grant of Option

         The Company hereby grants to Optionee the right, privilege and option (the "Option") to purchase 4,611 shares of Common Stock at an exercise price of $4.98 per share (the "Exercise Price"), effective as of January 1, 2003 (the "Date of Grant"). The Option shall be exercisable at the time specified in
Section II below. The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                       II.
                                Time of Exercise

         2.1 Subject to the provisions of the Plan and the other provisions of this Section II, the Optionee shall be entitled to exercise the Option in full immediately as of the Date of Grant. The Option shall expire and may not be exercised later than five years following the Date of Grant.

         2.2 During Optionee's lifetime, the Option may be exercised only by him or his guardian if he has been declared incompetent. In the event of death, the Option may be exercised as provided herein by the Optionee's estate or by the person to whom such right devolves as a result of the Optionee's death.

                                      III.
                          Method of Exercise of Option

         3.1 Optionee may exercise all or a portion of the Option by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares of Common Stock to be purchased. Upon receiving such notice, and after the Company has received full payment of the Exercise Price, multiplied by the number of shares to be received upon exercise (the "Aggregate Exercise Price"), the appropriate officer of the Company shall cause the transfer of title of the shares of Common Stock purchased to Optionee on the Company's stock records and cause to be issued to the Optionee a stock certificate for the number of shares of Common Stock being acquired. Optionee shall not have any rights as a stockholder until the stock certificate is issued to him.

         3.2 The Option may be exercised by the payment of the Aggregate Exercise Price in cash, in shares of Common Stock held for six months or in a combination of cash and shares of Common Stock held for six months. The Optionee may also pay the Aggregate Exercise Price by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Compensation Committee (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the Aggregate Exercise Price.

                                       IV.
                       No Right to Continue as an Employee

         Nothing in this Agreement shall confer upon Optionee any right to continue to serve as an employee, or shall constitute evidence of any agreement or understanding, express or implied, that the Company will retain Optionee as an employee for any period of time, or at any particular rate of compensation.

                                       V.
                                 Binding Effect

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                       VI.
                               Non-Transferability

         The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will, by the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and shall not be subject to execution, attachment or similar process.

                                      VII.
                             Inconsistent Provisions

         The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the Date of Grant.


                                            HORIZON OFFSHORE, INC.


                                            By:
                                               ------------------------------
                                               David W. Sharp
                                               Executive Vice President


                                            OPTIONEE



                                        -----------------------------------
                                        James Devine